Exhibit 5.1

March 17, 2014

HCA Inc.

One Park Plaza

Nashville, Tennessee 37203

Ladies and Gentlemen:

We have acted as counsel to HCA Inc., a Delaware corporation (the “Company”), HCA Holdings, Inc., a Delaware corporation and the direct parent of the Company (“Holdings”) and the subsidiaries of the Company listed on Schedules I and II hereto (collectively, the “Subsidiary Guarantors” and, together with Holdings, the “Guarantors”) in connection with the Registration Statement on Form S-3 (File No. 333-175791), as amended by Post-Effective Amendments Nos. 1, 2, 3 and 4 thereto (as amended, the “Registration Statement”) filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the issuance thereunder by the Company of (i) $1,500,000,000 aggregate principal amount of 3.75% Senior Secured Notes due 2019 (the “2019 Notes”) and (ii) $2,000,000,000 aggregate principal amount of 5.00% Senior Secured Notes due 2024 (the “2024 Notes” and, together with the 2019 Notes, the “Notes”), each unconditionally guaranteed (each a “Guarantee,” and, collectively, the “Guarantees”) (i) on a senior unsecured basis by Holdings and (ii) jointly and severally, on a senior secured basis by each of the Subsidiary Guarantors, pursuant to the Underwriting Agreement, dated March 3, 2014 (the “Underwriting Agreement”), among the Company, the Guarantors and the underwriters named therein.

HCA Inc.	-2-	March 17, 2014

We have examined the Registration Statement as it became effective under the Act; the prospectus dated December 10, 2012 (the “Base Prospectus”), as supplemented by the prospectus supplement dated March 3, 2014 (the “Final Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), filed by the Company and the Guarantors pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act; the Indenture, dated as of August 1, 2011 (the “Base Indenture”), among the Company, Holdings, Law Debenture Trust Company of New York, as trustee (the “Trustee”) and Deutsche Bank Trust Company Americas, as registrar, paying agent and transfer agent (in each capacity, the “Registrar”), as supplemented by the Supplemental Indenture No. 7, dated as of March 17, 2014 (together with the Base Indenture, the “2019 Notes Indenture”), among the Company, the Guarantors, the Trustee and the Registrar, relating to the 2019 Notes and the Supplemental Indenture No. 8, dated as of March 17, 2014 (together with the Base Indenture, the “2024 Notes Indenture” and, together with the 2019 Notes Indenture, the “Indentures”), among the Company, the Guarantors, the Trustee and the Registrar, relating to the 2024 Notes; duplicates of the global notes representing the Notes; and the Underwriting Agreement.

We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.

HCA Inc.	-3-	March 17, 2014

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that the Indenture is the valid and legally binding obligations of the Trustee.

We have assumed further that (1) each of the Guarantors listed on Schedule I (the “Schedule I Guarantors”) is validly formed and existing, (2) the Indentures have been duly authorized, executed and delivered by each of the Schedule I Guarantors, and (3) the execution, delivery and performance of the Indentures and the issuance and performance of the Guarantees by each of the Schedule I Guarantors do not and will not violate the law of its state of incorporation or organization or any other applicable law (except that we make no such assumption with respect to the law of the State of New York and the federal law of the United States).

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.	Assuming due authentication of the Notes by the Trustee, and upon payment and delivery in accordance with the Underwriting Agreement, the Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.	Assuming due authentication of the Notes by the Trustee, and upon payment and delivery of the Notes in accordance with the Underwriting Agreement, the Guarantees will constitute valid and legally binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.

HCA Inc.	-4-	March 17, 2014

Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Current Report on Form 8-K of the Company filed with the Commission in connection with the offer and sale of the Notes and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP

Schedule I

Guarantors Incorporated or Formed in Jurisdictions Other Than

the State of Delaware or Constituting Delaware General Partnerships

or Delaware Limited Liability Partnerships

Entity Name	Jurisdiction of Incorporation or Formation
Bay Hospital, Inc.	FL

Brigham City Community Hospital, Inc.	UT

Brookwood Medical Center of Gulfport, Inc.	MS

Capital Division, Inc.	VA

Central Florida Regional Hospital, Inc.	FL

Central Shared Services, LLC	VA

Central Tennessee Hospital Corporation	TN

Chippenham & Johnston-Willis Hospitals, Inc.	VA

Colorado Health Systems, Inc.	CO

Columbia ASC Management, L.P.	CA

Columbia Jacksonville Healthcare System, Inc.	FL

Columbia LaGrange Hospital, Inc.	IL

Columbia Medical Center of Arlington Subsidiary, L.P.	TX

Columbia Medical Center of Denton Subsidiary, L.P.	TX

Columbia Medical Center of Las Colinas, Inc.	TX

Columbia Medical Center of Lewisville Subsidiary, L.P.	TX

Columbia Medical Center of McKinney Subsidiary, L.P.	TX

Columbia Medical Center of Plano Subsidiary, L.P.	TX

Columbia North Hills Hospital Subsidiary, L.P.	TX

Entity Name	Jurisdiction of Incorporation or Formation
Columbia Ogden Medical Center, Inc.	UT

Columbia Parkersburg Healthcare System, LLC	WV

Columbia Plaza Medical Center of Fort Worth Subsidiary, L.P.	TX

Columbia Polk General Hospital, Inc.	GA

Columbia Riverside, Inc.	CA

Columbia/Alleghany Regional Hospital Incorporated	VA

Columbia/HCA John Randolph, Inc.	VA

Columbine Psychiatric Center, Inc.	CO

Columbus Cardiology, Inc.	GA

Conroe Hospital Corporation	TX

Dublin Community Hospital, LLC	GA

Eastern Idaho Health Services, Inc.	ID

Edward White Hospital, Inc.	FL

El Paso Surgicenter, Inc.	TX

Encino Hospital Corporation, Inc.	CA

Fairview Park, Limited Partnership	GA

Frankfort Hospital, Inc.	KY

Galen Property, LLC	VA

Green Oaks Hospital Subsidiary, L.P.	TX

Greenview Hospital, Inc.	KY

HCA Central Group, Inc.	TN

HCA HealthONE LLC	CO

Entity Name	Jurisdiction of Incorporation or Formation
HCA Health Services of Florida, Inc.	FL

HCA Health Services of Louisiana, Inc.	LA

HCA Health Services of Oklahoma, Inc.	OK

HCA Health Services of Tennessee, Inc.	TN

HCA Health Services of Virginia, Inc.	VA

HCA Realty, Inc.	TN

HD&S Corp. Successor, Inc.	FL

Health Midwest Office Facilities Corporation	MO

Health Midwest Ventures Group, Inc.	MO

Hendersonville Hospital Corporation	TN

Hospital Corporation of Tennessee	TN

Hospital Corporation of Utah	UT

HSS Virginia, L.P.	VA

HTI Memorial Hospital Corporation	TN

Integrated Regional Lab, LLC	FL

Integrated Regional Laboratories, LLP	DE

KPH-Consolidation, Inc.	TX

Largo Medical Center, Inc.	FL

Las Vegas Surgicare, Inc.	NV

Lawnwood Medical Center, Inc.	FL

Lewis-Gale Hospital, Incorporated	VA

Lewis-Gale Physicians, LLC	VA

Entity Name	Jurisdiction of Incorporation or Formation
Lone Peak Hospital, Inc.	UT

Los Robles Regional Medical Center	CA

Marietta Surgical Center, Inc.	GA

Marion Community Hospital, Inc.	FL

MCA Investment Company	CA

Memorial Healthcare Group, Inc.	FL

Midwest Division - RBH, LLC	MO

Montgomery Regional Hospital, Inc.	VA

Mountain View Hospital, Inc.	UT

National Patient Account Services, Inc.	TX

Nashville Shared Services General Partnership	DE

New Iberia Healthcare Corporation	LA

New Port Richey Hospital, Inc.	FL

New Rose Holding Company, Inc.	CO

North Florida Immediate Care Center, Inc.	FL

North Florida Regional Medical Center, Inc.	FL

North Texas – MCA, LLC	TX

Northern Utah Healthcare Corporation	UT

Northern Virginia Community Hospital, LLC	VA

Northlake Medical Center, LLC	GA

Notami Hospitals of Louisiana, Inc.	LA

Okaloosa Hospital, Inc.	FL

Entity Name	Jurisdiction of Incorporation or Formation
Okeechobee Hospital, Inc.	FL

Palmyra Park Hospital, LLC	GA

Parallon Business Solutions, LLC	TN

Parallon Credentialing Solutions, LLC	TN

Parallon Enterprises, LLC	TN

Parallon Health Information Solutions, LLC	TN

Parallon Payroll Solutions, LLC	TN

Parallon Physician Services, LLC	TN

Parallon Workforce Management Solutions, LLC	TN

Pasadena Bayshore Hospital, Inc.	TX

Poinciana Medical Center, Inc.	FL

Pulaski Community Hospital, Inc.	VA

Redmond Park Hospital, LLC	GA

Redmond Physician Practice Company	GA

The Regional Health System of Acadiana, LLC	LA

Retreat Hospital, LLC	VA

Rio Grande Regional Hospital, Inc.	TX

Riverside Healthcare System, L.P.	CA

Sarasota Doctors Hospital, Inc.	FL

Southern Hills Medical Center, LLC	NV

Spotsylvania Medical Center, Inc.	VA

Spring Branch Medical Center, Inc.	TX

Entity Name	Jurisdiction of Incorporation or Formation
Spring Hill Hospital, Inc.	TN

Sun City Hospital, Inc.	FL

Sunrise Mountainview Hospital, Inc.	NV

Surgicare of Brandon, Inc.	FL

Surgicare of Florida, Inc.	FL

Surgicare of Houston Women’s, Inc.	TX

Surgicare of Manatee, Inc.	FL

Surgicare of Newport Richey, Inc.	FL

Surgicare of Palms West, LLC	FL

Surgicare of Riverside, LLC	CA

Tallahassee Medical Center, Inc.	FL

TCMC Madison-Portland, Inc.	TN

Terre Haute MOB, L.P.	IN

Timpanogos Regional Medical Services, Inc.	UT

VH Holdco, Inc.	NV

VH Holdings, Inc.	NV

Virginia Psychiatric Company, Inc.	VA

W & C Hospital, Inc.	TX

Walterboro Community Hospital, Inc.	SC

West Florida – MHT, LLC	FL

West Florida – PPH, LLC	FL

West Florida – TCH, LLC	FL

Entity Name	Jurisdiction of Incorporation or Formation
West Florida Regional Medical Center, Inc.	FL

West Valley Medical Center, Inc.	ID

Western Plains Capital, Inc.	NV

WHMC, Inc.	TX

Woman’s Hospital of Texas, Incorporated	TX

Schedule II

Guarantors That Are Corporations, Limited Liability Companies or Limited

Partnerships Incorporated or Formed in the State of Delaware

Entity Name	Jurisdiction of Incorporation or Formation
American Medicorp Development Co.	Delaware

Centerpoint Medical Center of Independence, LLC	Delaware

CHCA Bayshore, L.P.	Delaware

CHCA Conroe, L.P.	Delaware

CHCA Mainland, L.P.	Delaware

CHCA West Houston, L.P.	Delaware

CHCA Woman’s Hospital, L.P.	Delaware

Columbia Rio Grande Healthcare, L.P.	Delaware

Columbia Valley Healthcare System, L.P.	Delaware

Dallas/Ft. Worth Physician, LLC	Delaware

EP Health, LLC	Delaware

Fairview Park GP, LLC	Delaware

Good Samaritan Hospital, L.P.	Delaware

Goppert-Trinity Family Care, LLC	Delaware

GPCH-GP, Inc.	Delaware

Grand Strand Regional Medical Center, LLC	Delaware

HCA - IT&S Field Operations, Inc.	Delaware

HCA - IT&S Inventory Management, Inc.	Delaware

HCA American Finance LLC	Delaware

HCA Management Services, L.P.	Delaware

Entity Name	Jurisdiction of Incorporation or Formation
HCA SFB 1 LLC	Delaware

Hospital Development Properties, Inc.	Delaware

HPG Enterprises, LLC	Delaware

HSS Holdco, LLC	Delaware

HSS Systems, LLC	Delaware

HTI MOB, LLC	Delaware

JFK Medical Center Limited Partnership	Delaware

Lakeland Medical Center, LLC	Delaware

Lakeview Medical Center, LLC	Delaware

Lewis-Gale Medical Center, LLC	Delaware

Management Services Holdings, Inc.	Delaware

Medical Centers of Oklahoma, LLC	Delaware

Medical Office Buildings of Kansas, LLC	Delaware

Midwest Division - ACH, LLC	Delaware

Midwest Division - LRHC, LLC	Delaware

Midwest Division - LSH, LLC	Delaware

Midwest Division - MCI, LLC	Delaware

Midwest Division - MMC, LLC	Delaware

Midwest Division - OPRMC, LLC	Delaware

Midwest Division - PFC, LLC	Delaware

Midwest Division - RMC, LLC	Delaware

Midwest Holdings, Inc.	Delaware

Entity Name	Jurisdiction of Incorporation or Formation
Notami Hospitals, LLC	Delaware

Outpatient Cardiovascular Center of Central Florida, LLC	Delaware

Palms West Hospital Limited Partnership	Delaware

Parallon Holdings, LLC	Delaware

Plantation General Hospital, L.P.	Delaware

Reston Hospital Center, LLC	Delaware

Riverside Hospital, Inc.	Delaware

Samaritan, LLC	Delaware

San Jose Healthcare System, LP	Delaware

San Jose Hospital, L.P.	Delaware

San Jose Medical Center, LLC	Delaware

San Jose, LLC	Delaware

SJMC, LLC	Delaware

Spalding Rehabilitation L.L.C.	Delaware

Terre Haute Hospital GP, Inc.	Delaware

Terre Haute Hospital Holdings, Inc.	Delaware

Terre Haute Regional Hospital, L.P.	Delaware

Trident Medical Center, LLC	Delaware

U.S. Collections, Inc.	Delaware

Utah Medco, LLC	Delaware

Wesley Medical Center, LLC	Delaware